                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

                                                                 File No.0-25661

[X]  Filed by the Registrant

[_]  Filed by a Party other than the Registrant

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                             TENFOLD CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant As Specified in its Charter)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

         N/A
     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

         N/A
     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11

         N/A
     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

         N/A
     -------------------------------------------------------------------------


     (5) Total fee paid:  $__________________

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

                                [Company Logo]


Nancy M. Harvey
President and
Chief Executive Officer


Dear Stockholder:

     It is my pleasure to invite you to TenFold Corporation's 2001 special meeting of stockholders.

     We will hold the meeting on October 9, 2001, at 2:00 P.M. local time at the Marriott Courtyard Hotel in Sandy, Utah. In addition to the formal items of business, I will be available at the meeting to answer your questions. This booklet includes the notice of special meeting and the proxy statement. The proxy statement describes the business that we will conduct at the meeting and provides information about TenFold Corporation.

     Please note that only stockholders of record at the close of business on August 29, 2001, may vote at the meeting. Your vote is important. Whether or not you plan to attend the special meeting, please complete, date, sign and return the enclosed proxy card promptly. If you attend the meeting and prefer to vote in person, you may do so.

     We look forward to seeing you at the meeting.

                                             Very truly yours,


                                             /s/ Nancy M. Harvey
                                             September 25, 2001

                              TENFOLD CORPORATION

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                           Date:  October 9, 2001
                           Time:  2:00 P.M.
                           Place: Marriott Courtyard Hotel, 10701 South
                                  Holiday Park Drive, Sandy, UT 84070
                                  Phone: (801) 571-3600; Fax: (801) 572-1383

Dear Stockholders:

At our special meeting we will ask you to:

     1. Approve a reverse split of TenFold Corporation's common stock, to be implemented in the discretion of the board of directors, if and to the extent that the board of directors deems appropriate to maintain the listing of TenFold Corporation's common stock on the Nasdaq SmallCap Market, or, if and to the extent that the board of directors deems appropriate to seek the listing of TenFold Corporation's common stock on an alternate stock exchange; and

     2. Transact any other business that may properly be presented at the special meeting or any adjournment thereof.

     Stockholders of TenFold's common stock at the close of business on August 29, 2001, are entitled to receive notice of the special meeting and to vote at the meeting. A complete list of these stockholders will be available at our principal executive offices at 180 West Election Road, Draper, Utah, 84020, before the meeting.

     All stockholders are cordially invited to attend the special meeting in person. However, whether or not you expect to attend the special meeting in person, you are urged to mark, date, sign, and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the special meeting. If you send in your proxy card and then decide to attend the special meeting to vote your shares in person, you may still do so. Your proxy may be revoked in accordance with the procedures explained in the Proxy Statement.


By Order of the Board of Directors,

/s/ Jonathan E. Johnson III
Corporate Secretary

September 25, 2001
Draper, Utah

                               TABLE OF CONTENTS

INFORMATION ABOUT THE SPECIAL MEETING AND VOTING..................................................................1
Why did you send me this proxy statement and a proxy card?........................................................1
How many votes do I have?.........................................................................................1
What proposals will be addressed at the special meeting?..........................................................2
Why would the special meeting be postponed?.......................................................................2
How do I vote in person?..........................................................................................2
How do I vote by proxy?...........................................................................................3
May I revoke my proxy?............................................................................................3
Where are TenFold's principal executive offices?..................................................................3
What vote is required to approve each proposal?...................................................................4
Are there any dissenters' rights of appraisal?....................................................................4
Who bears the cost of soliciting proxies?.........................................................................4
How can I obtain additional information regarding TenFold?........................................................4
INFORMATION ABOUT TENFOLD STOCK OWNERSHIP.........................................................................5
Which stockholders own at least 5% of TenFold?....................................................................5
How much stock is owned by directors and executive officers?......................................................5
Do any of the officers and directors have an interest in the matters to be acted upon?............................7
DISCUSSION OF PROPOSAL RECOMMENDED FOR CONSIDERATION BY STOCKHOLDERS..............................................8
1.  To approve a reverse split of TenFold Corporation's common stock, to be implemented in the discretion of the board of directors, if and to the extent that the board of directors deems appropriate to maintain the listing of
TenFold Corporation's common stock on the Nasdaq SmallCap Market, or, if and to the extent that the board of directors deems appropriate to seek the listing of TenFold Corporation's common stock on an alternate stock exchange..........................................................................................................8
OTHER MATTERS....................................................................................................16
STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING....................................................................16

APPENDIX A:    FIFTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
               TENFOLD CORPORATION
ATTACHMENT:    PROXY

                              TENFOLD CORPORATION

                                Proxy Statement
                           Dated September 25, 2001

               INFORMATION ABOUT THE SPECIAL MEETING AND VOTING

Why did you send me this proxy statement and a proxy card?

     We sent you this proxy statement and the enclosed proxy card because the board of directors of TenFold Corporation, a Delaware corporation (TenFold), is soliciting your proxy vote at the Special Meeting of Stockholders to be held on October 9, 2001. You are a stockholder of record as of August 29, 2001, and are entitled to vote your shares at the Special Meeting. This proxy statement summarizes the information you need to vote intelligently on the proposal to be considered at the special meeting. However, you do not need to attend the special meeting to vote your shares. Instead you may simply complete, sign and return the enclosed proxy card.

     When you sign the proxy card, you appoint Nancy M. Harvey and Jonathan E. Johnson III, as your representatives at the special meeting. Ms. Harvey and Mr. Johnson will vote your shares, as you have instructed them on the proxy card, at the special meeting. This way, your shares will be voted whether or not you attend the special meeting. Even if you plan to attend the special meeting, it is a good idea to complete, sign, and return your proxy card in advance of the special meeting in case your plans change. You can always vote in person at the special meeting, even if you have already sent in your proxy card.

     If an issue comes up for a vote at the special meeting that is not on the proxy card, Ms. Harvey and Mr. Johnson will vote your shares, under your proxy, in accordance with their best judgment.

How many votes do I have?

     We will be mailing this proxy statement, the attached Notice of Special Meeting and the enclosed proxy card on or about September 25, 2001, to all stockholders. Stockholders who owned TenFold common stock at the close of business on August 29, 2001 (Record Date), are entitled to one vote for each share of common stock they held on that date, in all matters properly brought before the special meeting. The required quorum for the transaction of business at the special meeting is a majority of the votes eligible to be cast by holders of shares of common stock issued and outstanding on the Record Date. Shares that are voted "FOR," "AGAINST" or "ABSTAIN" (Votes Cast) are treated as being present at the special meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the special meeting with respect to the proposal. Abstentions will have the same effect as a vote against the proposal. Broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but are not counted for purposes of determining the number of Votes Cast with respect to a proposal on which a broker has expressly not voted.

     A broker non-vote occurs when a broker holding shares for a beneficial owner (i.e., held in "street name") does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner. Under the rules of the New York Stock Exchange (NYSE), which also apply to NYSE member brokers trading in non-NYSE listed shares, brokers may have discretionary authority to vote on reverse stock splits if customer instructions are not provided. As a result, if your shares are held in your broker's name, and you do not return your proxy, your broker may vote your shares with regard to the reverse stock split.

     On the Record Date, there were 36,968,167 shares of common stock of TenFold issued and outstanding, and had the voting powers indicated.

What proposals will be addressed at the special meeting?

     We will address the following proposals at the special meeting:

     1. Approval of a reverse split of TenFold Corporation's common stock, to be implemented in the discretion of the board of directors, if and to the extent that the board of directors deems appropriate to maintain the listing of TenFold Corporation's common stock on the Nasdaq SmallCap Market or, if and to the extent that the board of directors deems appropriate to seek the listing of TenFold Corporation's common stock on an alternate stock exchange; and
     2. The transaction of such other business as may properly come before the special meeting or any adjournment thereof.

Why would the special meeting be postponed?

     The special meeting will be postponed if a quorum is not present on October 9, 2001. If more than half of all of the shares of stock entitled to vote at the special meeting are present in person or by proxy, a quorum will be present and business can be transacted. If a quorum is not present, the special meeting may be postponed to a later date when a quorum is obtained. Abstentions and broker non-votes are counted for purposes of determining the presence of a quorum for the transaction of business but are not counted as an affirmative vote for purposes of determining whether a proposal has been approved.

How do I vote in person?

     If you plan to attend the special meeting on October 9, 2001, or at a later date if it is postponed, at the Marriott Courtyard Hotel in Sandy, Utah, and vote in person, we will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring a power of attorney executed by the broker, bank or other nominee that owns the shares of record for your benefit, authorizing you to vote the shares.

How do I vote by proxy?

     Whether you plan to attend the special meeting or not, we urge you to complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend the special meeting and vote in person.

     If you properly fill in your proxy card and send it to us in time to vote, your "proxy" (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the board of directors as follows:

     . "For" approval of a reverse split of TenFold Corporation's common stock, to be implemented in the discretion of the board of directors, if and to the extent that the board of directors deems appropriate to maintain the listing of TenFold Corporation's common stock on The Nasdaq SmallCap Market or, if and to the extent that the board of directors deems appropriate to seek the listing of TenFold Corporation's common stock on an alternate stock exchange.

     If any other matter is presented, your proxy will vote in accordance with his or her best judgment. At the time this proxy statement went to press, we knew of no matters that needed to be acted on at the special meeting other than that discussed in this proxy statement.

May I revoke my proxy?

     If you give a proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in any one of three ways:

     .  You may send in another proxy with a later date.

     . You may notify TenFold in writing (by you or your attorney authorized in writing, or if the stockholder is a corporation, under its corporate seal, by an officer or attorney of the corporation) at our principal executive offices before the special meeting, that you are revoking your proxy.

     .  You may vote in person at the special meeting.

Where are TenFold's principal executive offices?

     Our principal executive offices are located at 180 West Election Road, Draper, Utah 84020. Our telephone number is (801) 495-1010, fax (801) 495-0353.

What vote is required to approve each proposal?

     Proposal 1: Approval of a reverse split of TenFold Corporation's common stock, to be implemented in the discretion of the board of directors, if and to the extent that the board of directors deems appropriate to maintain the listing of TenFold Corporation's common stock on the Nasdaq SmallCap Market or, if and to the extent that the board of directors deems appropriate to seek the listing of TenFold Corporation's common stock on an alternate stock exchange.

     The affirmative vote of the holders of a majority of all outstanding shares of TenFold common stock entitled to vote on this proposal at this meeting will be required for approval of Proposal 1.

     Upon approval by the required stockholder vote and determination by the board of directors that the reverse stock split is in the best interests of TenFold and its stockholders, the amendment will become effective upon the filing of the Fifth Amended and Restated Certificate of Incorporation (Amended Certificate) with the Secretary of State of the State of Delaware, which filing is anticipated to occur upon a date determined by the board of directors after the stockholder vote on this proposal.

Are there any dissenters' rights of appraisal?

     Under the Delaware General Corporation Law, our stockholders are not entitled to dissenters' rights with respect to the reverse stock split, and we will not independently provide stockholders with any such rights.

Who bears the cost of soliciting proxies?

     TenFold will bear the cost of soliciting proxies in the accompanying form and will reimburse brokerage firms and others for expenses involved in forwarding proxy materials to beneficial owners or soliciting their execution.

How can I obtain additional information regarding TenFold?

     TenFold is subject to the informational requirements of the Securities Exchange Act of 1934 (Exchange Act), which requires that TenFold file reports, proxy statements and other information with the Securities and Exchange Commission (SEC). The SEC maintains a website on the Internet that contains reports, proxy and information statements and other information regarding registrants, including TenFold, that file electronically with the SEC. The SEC's website address is www.sec.gov. In addition, TenFold's Exchange Act filings may be inspected and copied at the public reference facilities of the SEC located at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549; and at the SEC's regional offices at Citicorp Center, 500 West Madison Street, Room 1400, Chicago, IL 60661. Copies of the material may also be obtained upon request and payment of the appropriate fee from the Public Reference Section of the SEC located at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549.

                   INFORMATION ABOUT TENFOLD STOCK OWNERSHIP

Which stockholders own at least 5% of TenFold? How much stock is owned by directors and executive officers?

     The following table sets forth information that has been provided to TenFold with respect to beneficial ownership of shares of TenFold's common stock as of August 29, 2001, for (i) each person who is known by TenFold to own beneficially more than five percent of the outstanding shares of common stock,
(ii) each director of TenFold, (iii) each named executive officer of TenFold
(1), and (iv) all directors and executive officers of TenFold as a group:

                                                            % of Common
Name and Address of                 Number of Shares        Stock Beneficially
Beneficial Owner (2)                Beneficially Owned (3)  Owned (4)
----------------                    ------------------      ---------
Jeffrey L. & Cassandra M. Walker         13,829,800               37.4%

Nancy M. Harvey (5)                         861,250                2.3%

Gary D. Kennedy (6)                       4,326,045               11.7%

Walker Children's Trust (7)               3,869,800               10.5%

Ralph W. Hardy, Jr. (8)                   3,344,330                9.0%
c/o First Media TF Holdings, LLC
11400 Skipwith Lane
Potomac, MD 20854

First Media TF Holdings, LLC              3,340,330                9.0%
11400 Skipwith Lane
Potomac, MD 20854

Adam Slovik (9)                             365,435                1.0%

Donald R. Jefferis (10)                      73,400                  *

Bernard C. Mazon (11)                         1,960                  *

Sameer E. Shalaby (12)                      335,435                  *

H. Raymond Bingham (13)                      26,000                  *

Robert W. Felton (14)                        67,000                  *

Kay R. Whitmore (15)                         35,500                  *

All directors and executive              23,266,155               62.9%
officers as a group
(13 persons) (16)
--------------------------------------------------------------------------------
* Indicates less than one percent of the outstanding shares of TenFold common stock.

(1) The named executive officers are Gary D. Kennedy, TenFold's Chief Executive Officer on December 31, 2000, and Adam Slovik, Donald R. Jefferis, Bernard
     C. Mazon, and Sameer Shalaby, who, other than Gary D. Kennedy, were the four most highly compensated executive officers of TenFold in 2000.

(2) Unless otherwise indicated, the address of each of the persons and entities listed in the table is the address of TenFold's principal executive offices, which is 180 West Election Road, Draper, Utah 84020.

(3) The persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and except as indicated in the other footnotes to this table.

(4) Based on 36,968,167 shares of common stock outstanding as of August 29, 2001. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of the date hereof are deemed outstanding. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(5) Ms. Harvey became TenFold's President, Chief Executive Officer, and a director of TenFold in January 2001. Includes 800,000 restricted shares of TenFold's common stock transferred to Ms. Harvey on April 17, 2001. Includes 60,000 shares issuable upon exercise of options.

(6) Includes 127,844 shares owned by a limited liability company in which Mr. Kennedy is a co-managing member and as such exercises shared voting and investment power with respect to the shares. Mr. Kennedy disclaims beneficial ownership of the shares held by the limited liability company, except to the extent of his pecuniary interests in such shares. Also includes 453,010 shares of restricted stock that are subject to a vesting schedule, forfeiture risk, and other restrictions. TenFold and Mr. Kennedy are currently negotiating the repurchase of Mr. Kennedy's shares of restricted stock.

(7) The Walker Children's Trust is an irrevocable trust in which Mr. Walker, Mr. Walker's wife and Paul M. Ginsburg are co-trustees. Mr. Ginsburg has sole voting and investment power with respect to the shares of TenFold held by the trust.

(8) Includes 3,340,330 shares held by First Media TF Holdings, LLC, a wholly owned subsidiary of First Media Corporation. Mr. Hardy is a principal of First Media TF

     Holdings, LLC and an officer, director, and stockholder of First Media Corporation. Mr. Hardy disclaims beneficial ownership of the shares held by First Media TF Holdings, LLC except to the extent of his pecuniary interest in such shares.

(9) Includes 94,000 shares issuable upon exercise of options, and 30,000 shares of restricted stock that are subject to repurchase by TenFold.

(10) Mr. Jefferis resigned as the Chief Financial Officer and as a Senior Vice President of TenFold in July 2001. Includes 70,400 shares issuable upon exercise of options.

(11) Mr. Mazon resigned as a Senior Vice President of TenFold and as President of TenFold Insurance, Inc., in April 2001.

(12) Includes 118,000 shares issuable upon exercise of options, and 30,000 shares of restricted stock that are subject to repurchase by TenFold.

(13) Includes 16,000 shares issuable upon exercise of options.

(14) Includes 8,000 shares issuable upon exercise of options.

(15) Includes 21,000 shares issuable upon exercise of options.

(16) Includes 127,844 shares held by entities affiliated with Mr. Kennedy as described in note (4) above and 387,400 shares issuable upon exercise of options. This figure does not include 3,869,800 shares held by the Walker Children's Trust.

Do any of the officers and directors have an interest in the matters to be acted upon?

     To the extent any officers or directors of TenFold are holders of TenFold's securities, their interest in the outcome of the Proposal 1 would be the same (on a pro-rata basis) as any other stockholder.

     DISCUSSION OF PROPOSAL RECOMMENDED FOR CONSIDERATION BY STOCKHOLDERS

                                  PROPOSAL ONE
                                  ------------
    TO APPROVE A REVERSE SPLIT OF TENFOLD CORPORATION'S COMMON STOCK, TO BE IMPLEMENTED IN THE DISCRETION OF THE BOARD OF DIRECTORS, IF AND TO THE EXTENT
THAT THE BOARD OF DIRECTORS DEEMS APPROPRIATE TO MAINTAIN THE LISTING OF TENFOLD
  CORPORATION'S COMMON STOCK ON THE NASDAQ SMALLCAP MARKET, OR, IF AND TO THE EXTENT THAT THE BOARD OF DIRECTORS DEEMS APPROPRIATE TO SEEK THE LISTING OF
       TENFOLD CORPORATION'S COMMON STOCK ON AN ALTERNATE STOCK EXCHANGE

GENERAL

     The board of directors has adopted a resolution approving, declaring advisable and in the best interests of TenFold and its stockholders to maintain a liquid, viable market for the publicly traded securities of TenFold and recommending to the stockholders for their approval an amendment and restatement of our Certificate of Incorporation to effect a reverse split of our outstanding shares of common stock if and to the extent that the board of directors deems it necessary to maintain TenFold on the Nasdaq SmallCap Market or, if and to the extent that the board of directors deems appropriate to seek the listing of TenFold Corporation's common stock on an alternate stock exchange, such as the American Stock Exchange.

     The form of the proposed Amended Certificate to effect the reverse stock split is attached hereto as Appendix A . The Amended Certificate will effect a reverse split of the shares of our common stock issued and outstanding, in a ratio to be determined by the board of directors, but will not change the number of authorized shares of common stock or preferred stock, or the par value of our common stock or preferred stock. We reserve the right to modify the form of the proposed Amended Certificate to the extent that it may be necessary to do so in order to comply with applicable law. In the event that the stockholders approve this proposal, the board of directors will determine whether a reverse stock split will be effected, the timing of any reverse stock split, and the ratio of the number of existing shares of common stock that will be combined into a single share of common stock as a result of the reverse stock split. In no event will the reverse split ratio exceed one-for-twenty shares of common stock. Even if the proposal regarding the reverse split is approved, the board of directors reserves the right to take no action at all relating to the reverse stock split, if that is what it determines to be the most appropriate procedure in the best interests of stockholders.

PURPOSE

      The board of directors approved the reverse stock split because the board of directors believes the reverse stock split is the most effective means of maintaining listing of TenFold's common stock on the Nasdaq SmallCap Market (the Nasdaq SmallCap Market).

     Our common stock was listed on The Nasdaq National Market, Inc. (Nasdaq National Market) under the symbol "TENF". On May 25, 2001, we received notice from Nasdaq National Market that our common stock had failed to maintain Nasdaq National Market's minimum bid price closing requirement of $1.00 per share and that this failure had continued beyond the ninety (90) day probationary period allowed under the National Association of Securities Dealers, Inc. (NASD) Marketplace Rules. The letter specified that, as a result of our failure to maintain the minimum bid price closing requirement, our common stock would be de-listed at the close of business on June 2, 2001. However, we appealed that decision, and the de-listing was stayed pending a hearing before the Nasdaq Qualifications Panel (Panel) on June 28, 2001. At the June 28 oral hearing before the Panel, our executive management presented TenFold's plan to regain compliance with Nasdaq National Market continued listing criteria, and requested that the Panel grant TenFold adequate time to implement the compliance plan.

     On August 6, 2001, the Panel issued an opinion in which TenFold was notified that its securities would be transferred from Nasdaq National Market to the Nasdaq SmallCap Market, effective as of the open of trading on Monday, August 13, 2001. Further, TenFold was required to evidence compliance with all of the Nasdaq SmallCap Market continued listing criteria, including compliance with the minimum bid price requirement. In the event that TenFold is unable to do so, the Panel will render an additional determination as to whether a further exception is warranted. However, on August 10, 2001, TenFold learned that its securities were transferred to the Nasdaq SmallCap Market due to an administrative error by the Nasdaq SmallCap Market. Notwithstanding these circumstances, we understand that TenFold will still be required to comply with the Nasdaq minimum bid price requirement (which determination will be made by the Panel).

     On August 16, 2001, the Panel determined to grant TenFold an additional period of time to effect a reverse stock split and evidence compliance with the $1.00 bid price requirement. Under the terms and conditions of the determination, TenFold's securities will continue to be listed on the Nasdaq SmallCap Market, given that TenFold, on or before September 14, 2001, files a proxy statement with the Securities and Exchange Commission and Nasdaq demonstrating its intent to seek shareholder approval for a reverse stock split sufficient to remedy the bid price requirement deficiency. Further, on or before October 19, 2001, TenFold must demonstrate a closing bid price of at least $1.00 per share; and, immediately after October 19, 2001, TenFold must evidence a closing bid price of at least $1.00 per share for a minimum of ten consecutive trading days. In the event that TenFold is deemed to have met all of the terms of the exception, its securities will continue to be listed on the Nasdaq SmallCap Market.

     TenFold has presented the Panel with a definitive plan that should enable TenFold to achieve compliance with all of the continued listing criteria as discussed in the Panel's decision. However, there is no assurance that we will be able to do so.

     If our stockholders do not approve the reverse stock split proposal and the stock price does not otherwise increase to greater than $1.00 per share so as to meet the terms of the Panel's opinion, we expect our common stock to be de-listed from the Nasdaq SmallCap Market. Should TenFold's common stock cease to be listed on the Nasdaq SmallCap Market, our securities may continue to be listed on the OTC-Bulletin Board.

     The board of directors approved the reverse stock split as a means of attempting to increase the share price of our common stock above $1.00 per share. The closing bid price per share of our common stock was $.79 on September 18, 2001.

LISTING ON AN ALTERNATE STOCK EXCHANGE

     The board of directors reserves the right to apply to list our common stock on a stock exchange other than the Nasdaq SmallCap Market, if we satisfy the initial listing requirements of that alternate exchange. In order to satisfy the minimum bid price of any such exchange, the board of directors may effect a reverse stock split intended to increase the bid price to a price in excess of $3.00 per share. There is no assurance that our common stock will be listed on any exchange.

     By way of example, we may attempt to list our common stock on the American Stock Exchange. The numerical requirements for listing on the American Stock Exchange are:

     . pre-tax income of $750,000 during the latest fiscal year or two of the most recent three fiscal years;

     . market value of TenFold's public float, i.e., shares of common stock not held by directors, officers or 10% beneficial stockholders of TenFold, of $3,000,000;

     .    minimum bid price of $3.00 per share of TenFold's common stock;

     .    operating history of at least two years; and

     .    stockholders' equity in the amount of $4,000,000.

     An applicant seeking the listing of its common stock on the American Stock Exchange must demonstrate compliance with all of the above requirements. TenFold fails to comply with two of the requirements for listing on the American Stock Exchange. Specifically, TenFold currently fails to satisfy the $3.00 minimum price per share and TenFold has a deficit in its stockholders' equity.

     If this proposal is approved by stockholders and if TenFold's stockholders' equity exceeds the required amount in the future, the board of directors could determine to file a listing application with the American Stock Exchange and the board of directors could use the authority to reverse split our common stock in an attempt to satisfy the exchange's minimum bid price requirement.

     The approval of an application for the listing of securities is a matter solely within the discretion of the American Stock Exchange. If the board of directors were to determine to file a listing application with the American Stock Exchange, there would be no assurance that our listing application would be approved or that our common stock will be listed on the American Stock Exchange.

THE REVERSE STOCK SPLIT MAY NOT RESULT IN AN INCREASE IN THE PER SHARE PRICE OF OUR COMMON STOCK; THERE ARE OTHER RISKS ASSOCIATED WITH THE REVERSE STOCK SPLIT

     We cannot predict whether the reverse stock split will increase the market price for our common stock. The history of similar stock split combinations for companies in similar circumstances is varied. There is no assurance that:

     . the market price per new share of our common stock after the reverse stock split (New Shares) will rise in proportion to the reduction in the number of old shares of our common stock outstanding before the reverse stock split (Old Shares);

     . the market price per New Share will either exceed or remain in excess of the $1.00 minimum bid price as required by the Nasdaq SmallCap Market or that we will otherwise meet the requirements of the Nasdaq SmallCap Market for continued inclusion for trading on the Nasdaq SmallCap Market; and

     . in the event that we seek to list our common stock on an alternate exchange, the market price per New Share will exceed or remain in excess of the minimum bid price required by that exchange or that we will otherwise meet the requirements for listing on that exchange.

     The market price of our common stock will also be based on our performance and other factors, some of which are unrelated to the number of shares outstanding. If the reverse stock split is effected and the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a reverse stock split. In addition, the reduced number of shares that would be outstanding after the reverse stock split will likely significantly reduce the trading volume of our common stock and could otherwise adversely affect the liquidity of our common stock.

PRINCIPAL EFFECTS OF THE REVERSE STOCK SPLIT

     The board of directors will be able to implement a reverse stock split ranging from one-for-one to one-for-twenty, if the stockholders approve this proposal. In the following discussion, we provide examples of the effects of a reverse stock split at certain specified ratios. Those ratios were selected at random simply to demonstrate the effects of a reverse stock split.

     Corporate Matters. The reverse stock split would have the following effects
     -----------------
on the number of shares of common stock outstanding:

     . (1) in the event of a one-for-three reverse stock split, each three of our Old Shares owned by a stockholder would be exchanged for one (1) New Share; (2) in the event of a one-for-six reverse stock split, each six of our Old Shares owned by a stockholder would be exchanged for one (1) New Share; or (3) in the event of a one-for-twenty reverse stock split, each twenty of our Old Shares owned by a stockholder would be exchanged for one (1) New Share;

     . the number of shares of our common stock issued and outstanding will be reduced (1) in the event of a one-for-three reverse stock split from 36,968,167 shares to approximately 12,232,722 shares; (2) in the event of a one-for-six reverse stock split from 36,968,167 shares to approximately 6,161,361 shares; or (3) in the event of a one-for twenty reverse stock split from 36,968,167 shares to approximately 1,848,408 shares;

     . all outstanding options and warrants entitling the holders of these options and warrants to purchase shares of our common stock will enable such holders to purchase, upon exercise of their options or warrants, one-third (1/3), one-sixth (1/6), or one-twentieth (1/20), in the event of a one-for-three reverse stock split, a one-for-six reverse stock split, or a one-for-twenty reverse stock split, respectively, of the number of shares of our common stock that these holders would have been able to purchase upon exercise of their options or warrants immediately preceding the reverse stock split at an exercise price equal to three (3), six (6), or twenty (20), respectively, times the exercise price specified before the reverse stock split, resulting in approximately the same aggregate price being required to be paid therefor upon exercise for these options and warrants immediately preceding the reverse stock split; and

     . the number of shares reserved for issuance under our existing stock option plans and employee stock purchase plans will be reduced to one-third (1/3) in the event of a one-for-three reverse stock split, to one-sixth (1/6), in the event of a one-for-six reverse stock split, and to one-twentieth (1/20) in the event of a one-for-twenty reverse stock split, respectively, of the number of shares currently included in these plans.

     The reverse stock split will be effected simultaneously for all of our outstanding common stock and the exchange ratio will be the same for all of our outstanding common stock. The reverse stock split will affect all of our stockholders uniformly and will not affect any stockholder's percentage ownership interests in TenFold, except to the extent that the reverse stock split results in any of our stockholders owning a fractional share. As described below, stockholders and holders of options and warrants holding fractional shares will have their shares rounded up to the nearest whole number. Common stock issued pursuant to the reverse stock split will remain fully paid and non-assessable. We will continue to be subject to the periodic reporting requirements of the Exchange Act.

     In the event the approval for the reverse stock split is obtained, the board of directors will be authorized to proceed with the reverse stock split. If our common stock closes at a bid price equal to or greater than $1.00 for a minimum of ten (10) business days prior to the special meeting, the board of directors may delay its decision to execute the reverse stock split indefinitely. If, however, at any time during the twelve (12) month period following the special meeting, the stock price falls below $1.00 per share for a thirty (30) consecutive trading day period, and thereby fails to comply with Nasdaq SmallCap Market minimum listing requirements or if the board of directors decides to attempt to list our common stock on an alternate stock exchange, then the reverse stock split may be executed in the discretion of the board of directors to satisfy the minimum bid price requirement of the Nasdaq SmallCap Market or that of any other alternate exchange. We reserve the right not to effect the reverse stock split if, in the board of directors' opinion, it would not be in the best interests of TenFold and its stockholders.

     Fractional Shares. No scrip or fractional share certificates will be issued
     -----------------
in connection with the reverse stock split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of Old Shares not evenly divisible by the reverse stock split ratio elected, if ever, by the board of directors, in its sole discretion, will be entitled, upon surrender of certificate(s) representing these shares, to a number of shares of New Shares rounded up to the nearest whole number. The ownership of a fractional interest will not give the stockholder any voting, dividend or other rights except to have his or her fractional interest rounded up to the nearest whole number when the New Shares are issued.

     Holders of options and warrants to purchase shares of common stock, who upon exercise of their options or warrants would otherwise be entitled to receive fractional shares, because they hold options which upon exercise would result in a number of shares of common stock not evenly divisible by the reverse stock split ratio chosen by the board of directors, will receive a number of shares of common stock rounded up to the nearest whole number.

     Authorized Shares. Upon effectiveness of the reverse stock split, the
     -----------------
number of authorized shares of common stock that are not issued or outstanding would increase. The following examples highlight the effect of various reverse stock ratios on the authorized number of shares of common stock that are not issued or outstanding:

     . in the event no reverse stock split is effected, the number of authorized shares of common stock that are not issued or outstanding would remain unchanged;

     . in the event a one-for-three reverse stock split is effected, the number of authorized shares of common stock would increase from approximately 83,031,833 shares to approximately 107,677,278 shares;

     . in the event a one-for-six reverse stock split is effected, the number of authorized shares of common stock would increase from approximately 83,031,833 shares to approximately 113,838,639 shares; and

     . in the event of a one-for-twenty reverse stock split is effected, the number of authorized shares of common stock would increase from approximately 83,031,833 shares to approximately 118,151,192 shares.

     We will continue to have 2,000,000 authorized but unissued shares of preferred stock. Authorized but unissued shares will be available for issuance, and we may issue such shares in future financings or otherwise. If we issue additional shares, the ownership interest of holders of our common stock would be diluted. Also, the issued shares may have rights, preferences or privileges senior to those of our common stock.

     Accounting Matters. The reverse stock split will not affect the par value
     ------------------
of our common stock. As a result, on the effective date of the reverse stock split, the stated capital on our balance sheet attributable to our common stock will be reduced in proportion to the reverse stock split ratio elected by the board of directors (for example, in a one-for-three reverse stock split, the stated capital attributable to our common stock will be reduced to one-third of its existing amount) and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our common stock will also be increased because there will be fewer shares of our common stock outstanding.

     Potential Anti-Takeover Effect. Although the increased proportion of
     ------------------------------
unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our board of directors or contemplating a tender offer or other transaction for the combination of TenFold with another company), the reverse stock split proposal is not being proposed in response to any effort of which we are aware to accumulate our shares of common stock or obtain control of us, nor is it part of a plan by management to recommend a series of similar actions to our board of directors and stockholders. Other than the reverse stock split proposal, our board of directors does not currently contemplate recommending the adoption of any other amendments to our Amended Certificate that could be construed to affect the ability of third parties to take over or change control of TenFold.

PROCEDURE FOR EFFECTING REVERSE STOCK SPLIT AND EXCHANGE OF STOCK CERTIFICATES

     If our stockholders approve the reverse stock split and the board of directors still believes that the reverse stock split is necessary and is in the best interests of TenFold and its stockholders, we will file the Amended Certificate with the Secretary of State of Delaware. We reserve the right to modify the form of the proposed Amended Certificate to the extent that it may be necessary to do so in order to comply with applicable law. The reverse stock split will become effective at the time specified in the Amended Certificate, which will most likely be some time shortly after the filing of the Amended Certificate, and which we refer to as the effective time (Effective Time). Beginning at the Effective Time, each certificate representing Old Shares will be deemed for all corporate purposes to evidence ownership of New Shares.

     As soon as practicable after the Effective Time, stockholders will be notified that the reverse stock split has been effected. TenFold expects that its transfer agent, EquiServe Trust Company, N.A., will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of Old Shares will be asked to surrender to the exchange agent certificates representing Old Shares in exchange for certificates representing New Shares in accordance with the procedures to be set forth in the letter of transmittal TenFold sends to its stockholders. No new certificates will be issued to any stockholder until such stockholder has surrendered such stockholder's outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the exchange agent. Any Old Shares submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will automatically be exchanged for New Shares.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

     Even if the stockholders approve the reverse stock split, TenFold reserves the right not to effect the reverse stock split if, in the board of directors' opinion, it would not be in the best interests of TenFold and its stockholders to effect such a reverse stock split. Therefore, stockholders should retain any certificates they hold until contacted by TenFold or the exchange agent with instructions for exchange.

FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT

     The following is a summary of certain material federal income tax consequences of the reverse stock split. It does not purport to be a complete discussion of all of the possible federal income tax consequences of the reverse stock split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. For example, the state and local tax consequences of the reverse stock split may vary significantly as to each stockholder, depending upon the state in which such stockholder resides. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the Old Shares were, and the New Shares will be, held as a "capital asset," as defined in the Internal Revenue Code of 1986, as amended (generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with his or her own tax advisor with respect to the tax consequences of the reverse stock split.

     No gain or loss should be recognized by a stockholder upon such stockholder's exchange of Old Shares for New Shares pursuant to the reverse stock split. The aggregate tax basis of the New Shares received in the reverse stock split (including any fraction of a New Share deemed to have been received) will be the same as the stockholder's aggregate tax basis in the Old Shares being exchanged. If fractional shares are present as a result of the split, and the stockholder realizes a gain on the exchange, the stockholder will recognize a taxable gain equal to the lesser of the cash received or the gain realized. If fractional shares are present and a loss is realized on the exchange, the loss is not recognized, but rather the loss must be deferred until the stockholder disposes of the new stock in a taxable transaction. The stockholder's basis in the new stock is equal to the basis in the stock exchanged less any cash received plus gain recognized, if any.

     Our view regarding the tax consequences of the reverse stock split is not binding on the Internal Revenue Service or the courts. Accordingly, each stockholder should consult with his or her own tax advisor with respect to all of the potential tax consequences of the reverse stock split.

VOTE REQUIRED; RECOMMENDATION OF BOARD OF DIRECTORS

     The affirmative vote of the holders of a majority of all outstanding shares of TenFold common stock entitled to vote on this proposal will be required for approval of the reverse stock split and subsequent filing of the Amended Certificate.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE A REVERSE SPLIT OF TENFOLD CORPORATION'S COMMON STOCK, TO BE IMPLEMENTED IN THE DISCRETION OF THE BOARD OF DIRECTORS, IF AND TO THE EXTENT THAT THE BOARD OF DIRECTORS DEEMS APPROPRIATE TO MAINTAIN THE LISTING OF TENFOLD CORPORATION'S COMMON STOCK ON THE NASDAQ SMALLCAP MARKET OR, IF AND TO THE EXTENT THAT THE BOARD OF DIRECTORS DEEMS APPROPRIATE TO SEEK THE LISTING OF TENFOLD CORPORATION'S COMMON STOCK ON AN ALTERNATE STOCK EXCHANGE.


                                 OTHER MATTERS

     TenFold knows of no other matters to be submitted at a special meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the board of directors of TenFold may recommend.

                STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

     If you wish to present a proposal for inclusion in the proxy materials to be solicited by TenFold's board of directors with respect to the next annual meeting of stockholders, such proposal must be presented to TenFold's management prior to February 18, 2002.

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY USING THE ENVELOPE PROVIDED. YOUR VOTE IS IMPORTANT. IF YOU ARE A STOCKHOLDER OF RECORD AND ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOU MAY WITHDRAW YOUR PROXY AT ANY TIME PRIOR TO THE VOTE.


                                             By Order of the  Board of Directors

                                                     /s/ Jonathan E. Johnson III
                                                             Corporate Secretary

                                                                    Draper, Utah
                                                              September 25, 2001

                                                        APPENDIX A


                          FIFTH AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION

                                      OF

                              TENFOLD CORPORATION

     The undersigned, Nancy M. Harvey and Jonathan E. Johnson III hereby certify that:

     1. They are the duly elected and acting President and Secretary, respectively, of TenFold Corporation, a Delaware corporation.

     2. The Certificate of Incorporation of this corporation was originally filed with the Secretary of State of Delaware of February 3, 1993 under the name "KeyTex Corporation." On December 20, 1996 this corporation filed a Certificate
 ------------------
of Amendment with the Secretary of State of Delaware changing its name from "KeyTex Corporation" to "TenFold Corporation."
 ------------------      -------------------

     3. On March 4,1997, this corporation filed a First Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. On November 24, 1997, this corporation filed a Second Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. On May 7, 1999, this corporation filed a Third Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. On June 25, 1999, this corporation filed a Fourth Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.

     4. The Certificate of Incorporation of this corporation shall be further amended and restated to read in full as follows:

                                   ARTICLE I

     The name of the corporation is TenFold Corporation (the "Corporation").
                                                              -----------

                                  ARTICLE II

     The address of the Corporation's registered office in the State of Delaware is 1013 Centre Road, Wilmington, New Castle County, Delaware 19805. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

                                  ARTICLE III

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                  ARTICLE IV

     (A)  Classes of Stock.  The Corporation is authorized to issue two classes
          ----------------
of stock to be designated, respectively, "Common Stock" and " Preferred Stock."
                                          ------------        ---------------
The total number of shares which the corporation is authorized to issue is One Hundred Twenty Two Million (122,000,000) shares, each with a par value of $0.001 per share. One Hundred Twenty Million (120,000,000) shares shall be Common Stock and Two Million (2,000,000) shares shall be Preferred Stock.

     (B)  Rights, Preferences and Restrictions of Preferred Stock.  The
          -------------------------------------------------------
Preferred Stock authorized by this Restated Certificate of Incorporation may be issued from time to time in one or more series. The Board of Directors is authorized to fix by resolution or resolutions the number of shares of any series of Preferred Stock and to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series of Preferred Stock, to increase (but not above the total number of authorized shares of Preferred Stock) or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series.

     The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following:

          (i) the number of shares constituting that series and the distinctive designation of that series;

          (ii) the dividend rate on the shares of that series, whether dividends shall be cumulative, and if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

          (iii) whether that series shall have voting rights in addition to the voting rights provided by law, and if so, the terms of such voting rights;

          (iv) whether that series shall have conversion privileges, and if so, the terms and conditions of such privileges, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

          (v) whether or not the shares of that series shall be redeemable, and if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

          (vi) whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and if so, the terms and the amount of such sinking funds;

          (vii) the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

          (viii) any other relative rights, preferences and limitations of that series.

     (C)  Common Stock.
          ------------

          1.   Dividend Rights.  Subject to the prior rights of holders of all
               ---------------
classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

          2.   Liquidation Rights.  Subject to the rights of any outstanding
               ------------------
series of Preferred Stock, upon the liquidation, dissolution or winding up of the Corporation, the assets of the Corporation shall be distributed to the holders of the Common Stock of the Corporation pro rata based on the number of shares of Common Stock held by each.

          3.   Redemption.  The Common Stock is not redeemable.
               ----------

          4.   Voting Rights.  The holder of each share of Common Stock shall
               -------------
have the right to one vote, and shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of the Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.

          5.   Reverse Stock Split of the Common Stock.  Effective 12:01 a.m. on
               ---------------------------------------
_____________, 2001 (the "Effective Date"), each one (1) share of Common Stock of the Corporation's issued and outstanding shall, by virtue of this amendment of the of the Corporation's Articles of Incorporation, be combined into one-[
] (1/ ) of one (1) share of fully paid and nonassessable Common Stock of the Corporation, subject to treatment of fractional share interests described below. Following the effectiveness of this Amended and Restated Certificate of Incorporation, the Corporation will evidence the reverse stock split effected by this paragraph (C)(5) of this Article IV pursuant to the procedures of the Corporation.

               (a) No fractional shares of Common Stock of the Corporation shall be issued. No Stockholder of the Corporation shall transfer any fractional shares of Common Stock of the Corporation. The Corporation shall not recognize on its stock record books any purported transfer of any fractional shares of Common Stock of the Corporation.

               (b) A holder of Common Stock, who immediately prior to the Effective Date, owns a number of shares of Common Stock of the Corporation which is not evenly divisible by the reverse split ratio shall, with respect to the fractional interest, be issued a number of shares of new Common Stock of the Corporation, be rounded up to the nearest whole number.

                                   ARTICLE V

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, adopt, alter, amend or repeal the Bylaws of the Corporation, subject to the right of the stockholders entitled to vote with respect thereto to amend or repeal Bylaws made by the Board of Directors as provided for in this Restated Certificate of Incorporation. The affirmative vote of 66-2/3% of the total number of votes of the then outstanding shares of capital stock of this Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the adoption, amendment or repeal of the following sections of the Corporation's Bylaws: 2.3 (Special Meeting), 2.9 (Stockholder Proposals at Annual Meetings) and 2.10 (Nomination of Persons for Election to the Board of Directors) by the stockholders of this Corporation.

                                  ARTICLE VI

     The number of directors which shall constitute the whole Board of Directors of the Corporation shall be as specified in the Bylaws of the Corporation.

                                  ARTICLE VII

     The election of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

                                 ARTICLE VIII

     Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statute) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

                                  ARTICLE IX

     If at any time this Corporation shall have a class of stock registered pursuant to the provisions of the Securities Exchange Act of 1934, for so long as such class is so registered, any action by the stockholders of such class must be taken at an annual or special meeting of stockholders and may not be taken by written consent. This provision shall supersede any provision to the contrary in the Bylaws of the Corporation.

                                   ARTICLE X

     Advance notice of new business and stockholder nominations for the election of directors shall be given in the manner and to the extent provided in the Bylaws of the Corporation.

                                  ARTICLE XI

     Notwithstanding any other provisions of this Restated Certificate of Incorporation or the Bylaws (and notwithstanding the fact that a lesser percentage may be specified by law, this Restated Certificate of Incorporation or the Bylaws of this Corporation), the affirmative vote of 66-2/3% of the total number of the then outstanding shares of capital stock of this Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal, or to adopt any provision inconsistent with the purpose or intent of, Articles V through XIII. Notice of any such proposed amendment, repeal or adoption, shall be contained in the notice of the meeting at which it is to be considered. Subject to the provisions set forth herein, this Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                  ARTICLE XII

     To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. The Corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director or officer of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as a director or officer at the request of the Corporation or any predecessor to the Corporation. Neither any amendment nor repeal of this Article XII, nor the adoption of any provision of this Restated Certificate of Incorporation inconsistent with this Article XII, shall eliminate or reduce the effect of this
Article XII in respect of any matter occurring, or any cause of action, suit, proceeding or claim that, but for this Article XII, would accrue or arise, prior to such amendment, repeal or adoption of any inconsistent provision.

                                 ARTICLE XIII

     "Listing Event" as used in this Restated Certificate of Incorporation shall
      -------------
mean the Corporation becoming a "Listed Corporation" within the meaning of
                                 ------------------
Section 301.5 of the California Corporations Code. For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation, its directors and its stockholders or any class thereof, as the case may be, it is further provided that, effective upon the occurrence of the Listing Event:

          (i) The number of directors which shall constitute the entire Board of Directors, and the number of directors in each class, shall be fixed exclusively by one or more resolutions adopted from time to time by the Board of Directors. Until changed by a resolution of the Board of Directors, Class I shall consist of three directors, each of whom shall be designated by the Board of Directors, and Class II shall consist of three directors, each of whom shall be designated by the Board of Directors.

     The Board of Directors shall be divided into two classes, designated as Class I and Class II, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. At the first annual meeting of stockholders following the Listing Event, the terms of office of the Class I directors shall expire and Class I directors shall be elected for a full term of two years. At the second annual meeting of stockholders following the Listing Event, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of two years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of two years to succeed the directors of the class whose terms expire at such annual meeting.

     Notwithstanding the foregoing provisions of this Article, each director shall serve until his or her successor is duly elected and qualified or until his or her death, resignation, or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

     Any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal, or other causes shall be filled by either (i) the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of voting stock of the corporation entitled to vote generally in the election of directors (the "Voting Stock") voting together as a single
                                   ------------
class; or (ii) by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Newly created directorships resulting from any increase in the number of directors shall, unless the Board of Directors determines by resolution that any such newly created directorship shall be filled by the stockholders, be filled only by the affirmative vote of the directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified.

          (ii) There shall be no right with respect to shares of stock of the Corporation to cumulate votes in the election of directors.

          (iii) Any director, or the entire Board of Directors, may be removed from office at any time (i) with cause by the affirmative vote of the holders of at least a majority of the voting power of the then-outstanding shares of the Voting Stock, voting together as a single class; or (ii) without cause by the affirmative vote of the holders of at least 66-2/3% of the voting power of the then-outstanding shares of the Voting Stock."

     Pursuant to Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware, this Restated Certificate of Incorporation restates and integrates, and amends, the provisions of this Corporation's Certificate of Incorporation. Pursuant to Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware, this Restated Certificate of Incorporation has been duly adopted by written consent of the Board of Directors and stockholders of this Corporation.

     Executed at _______________, on _______________, 2001.




                                        _______________________________________
                                        Nancy M. Harvey, President



                                        _______________________________________
                                        Jonathan E. Johnson III, Secretary

                                     PROXY
            SPECIAL MEETING OF STOCKHOLDERS OF TENFOLD CORPORATION

                                October 9, 2001

          This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints Nancy M. Harvey and Jonathan E. Johnson III and each or either of them proxies, with power of substitution, to vote all shares of the undersigned at the special meeting of stockholders to be held on October 9, 2001, at 2:00 P.M. local time at the Marriott Courtyard Hotel, 10701
S. Holiday Park Drive, Sandy, UT 84070, or at any adjournment thereof, upon the matters set forth in the Notice and Proxy Statement for such meeting, and in their discretion, on such other business as may properly come before the meeting.

1. TO APPROVE A REVERSE SPLIT OF TENFOLD CORPORATION'S COMMON STOCK, TO BE IMPLEMENTED IN THE DISCRETION OF THE BOARD OF DIRECTORS, IF AND TO THE EXTENT THAT THE BOARD OF DIRECTORS DEEMS APPROPRIATE TO MAINTAIN THE LISTING OF TENFOLD'S COMMON STOCK ON THE NASDAQ SMALLCAP MARKET OR, IF AND TO THE EXTENT THAT THE BOARD OF DIRECTORS DEEMS APPROPRIATE TO SEEK THE LISTING OF TENFOLD CORPORATION'S COMMON STOCK ON AN ALTERNATE STOCK EXCHANGE.


     [_] FOR             [_] AGAINST              [_] ABSTAIN


2. TO TRANSACT ANY OTHER BUSINESS THAT MAY PROPERLY BE PRESENTED AT THE SPECIAL MEETING OR ANY ADJOURNMENTS THEREOF.

Dated: ____________________________                _____________________________
                                                   Signature
Dated: ____________________________                _____________________________
                                                   Signature if held jointly

NOTE: When shares are held by joint tenants, both should sign. Persons signing as Executor, Administrator, Trustee, etc. should so indicate. Please sign exactly as the name appears on the proxy.

IF NO CONTRARY SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

PLEASE MARK, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED
ENVELOPE.